UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 16, 2021

Impac Mortgage Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-14100	33-0675505
(Commission File Number)	(IRS Employer Identification No.)

19500 Jamboree Road, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

(949) 475-3600

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.01 par value	IMH	NYSE American
Preferred Stock Purchase Rights	IMH	NYSE American

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2021,  Impac Mortgage Holdings, Inc. (the “Company”) appointed Mr. Obi Nwokorie and Mr. Joseph Piscina to its Board of Directors (“Board”) effective September 17, 2021 and increased the size of its Board to a total of six (6) directors.

Mr. Piscina currently serves as Chief Operating Officer and President of The Versant Group, whose funds focus on building and acquiring investment management businesses that are scalable through market cycles, a position he has held since May 2017. Mr. Piscina previously held positions with Ellington Management Company as Managing Director – Head of Special Situations from May 2014 to April 2017, Monday Capital Partners as Senior Partner from January 2013 to December 2013 and Five Mile Capital Partners as Partner – Portfolio Manager from June 2007 to December 2012. In addition, Mr. Piscina has also worked for Paine Webber, Kidder Peabody and Drexel Burnham during his career. Mr. Piscina holds a J.D. from Villanova School of Law and a B.A. from Columbia College.

Mr. Nwokorie currently serves as Executive Vice President, Alternative Credit Products and Chief Investment Officer for the Company, a position he has held since June 2021. Previously, Mr. Nwokorie served as Managing Director of mortgage trading at Seer Capital Management LP from October 2012 to May 2021 where he was responsible for bulk whole loan acquisition and securitization of Non-QM, NPL and Fix and Flip mortgages. Prior to Seer Capital, Mr. Nwokorie served in various roles at both Credit Suisse Securities (USA) LLC and UBS Securities LLC, including subprime and second lien whole loan trading, head of the asset finance structuring team and on the new issue syndicate desk. Mr. Nwokorie holds an MBA degree from University of Baltimore and a B.Sc Finance at Abia (formerly Imo) State University, Nigeria. Mr. Nwokorie’s annual base salary with the Company is $400,000. Mr. Nwokorie is also eligible to receive an annual bonus and equity compensation grants in accordance with the Company’s current bonus and equity incentive plans for similarly situated Company officers.

In addition, on September 16, 2021, the Board of Directors approved amendments to its compensation arrangements for non-employee directors. Non-employee directors will receive a retainer of $75,000. In addition, non-employee directors will receive $35,000 for each Board committee in which such director is Chair and $10,000 for each Board committee for which such director is a member. Each director is also eligible to receive equity grants pursuant to the Company’s 2020 equity incentive plan. The Board committees to which Mr. Piscina and Mr. Nwokorie may be appointed have not been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPAC MORTGAGE HOLDINGS, INC.

Date: September 21, 2021

	By:	/s/ Joseph Joffrion
	Name:	Joseph Joffrion
	Title:	General Counsel